A special meeting of Variable Insurance Products Fund III shareholders was held on November 13, 2002. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.*
	# of Votes	% of Votes
Affirmative	3,016,737,746.18	90.176
Against	103,338,598.78	3.089
Abstain	225,319,688.65	6.735
TOTAL	3,345,396,033.61	100.00
PROPOSAL 2
To authorize the Trustees to adopt an amended and restated Declaration of Trust.*
	# of Votes	% of Votes
Affirmative	2,957,777,654.30	88.413
Against	157,604,477.15	4.711
Abstain	230,013,902.16	6.876
TOTAL	3,345,396,033.61	100.00

PROPOSAL 3
To elect the thirteen nominees specified below as Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	3,208,240,398.36	95.900
Withheld	137,155,635.25	4.100
TOTAL	3,345,396,033.61	100.00
Ralph F. Cox
Affirmative	3,203,268,840.31	95.752
Withheld	142,127,193.30	4.248
TOTAL	3,345,396,033.61	100.00
Phyllis Burke Davis
Affirmative	3,204,055,758.47	95.775
Withheld	141,340,275.14	4.225
TOTAL	3,345,396,033.61	100.00
Robert M. Gates
Affirmative	3,208,455,704.41	95.907
Withheld	136,940,329.20	4.093
TOTAL	3,345,396,033.61	100.00
Abigail P. Johnson
Affirmative	3,204,790,536.75	95.797
Withheld	140,605,496.86	4.203
TOTAL	3,345,396,033.61	100.00
Edward C. Johnson 3d
Affirmative	3,204,067,467.04	95.775
Withheld	141,328,566.57	4.225
TOTAL	3,345,396,033.61	100.00
Donald J. Kirk
Affirmative	3,208,293,679.07	95.902
Withheld	137,102,354.54	4.098
TOTAL	3,345,396,033.61	100.00
	# of Votes	% of Votes
Marie L. Knowles
Affirmative	3,209,981,465.59	95.952
Withheld	135,414,568.02	4.048
TOTAL	3,345,396,033.61	100.00
Ned C. Lautenbach
Affirmative	3,210,582,803.06	95.970
Withheld	134,813,230.55	4.030
TOTAL	3,345,396,033.61	100.00
Peter S. Lynch
Affirmative	3,212,042,077.76	96.014
Withheld	133,353,955.85	3.986
TOTAL	3,345,396,033.61	100.00
Marvin L. Mann
Affirmative	3,207,455,151.63	95.877
Withheld	137,940,881.98	4.123
TOTAL	3,345,396,033.61	100.00
William O. McCoy
Affirmative	3,206,906,756.74	95.860
Withheld	138,489,276.87	4.140
TOTAL	3,345,396,033.61	100.00
William S. Stavropoulos
Affirmative	3,208,142,406.18	95.897
Withheld	137,253,627.43	4.103
TOTAL	3,345,396,033.61	100.00
PROPOSAL 4
To eliminate a fundamental investment policy of Growth Opportunities Portfolio.
	# of Votes	% of Votes
Affirmative	555,678,836.76	84.561
Against	38,788,584.86	5.902
Abstain	62,668,277.50	9.537
TOTAL	657,135,699.12	100.00
PROPOSAL 5
To amend Balanced Portfolio's, Growth Opportunities Portfolio's, and Mid Cap Portfolio's fundamental investment limitation concerning borrowing.
Balanced Portfolio	# of Votes	% of Votes
Affirmative	227,811,020.16	85.963
Against	11,200,498.67	4.227
Abstain	25,997,811.99	9.810
TOTAL	265,009,330.82	100.00
Growth Opportunities Portfolio	# of Votes	% of Votes
Affirmative	563,635,796.66	85.772
Against	34,687,946.36	5.278
Abstain	58,811,956.10	8.950
TOTAL	657,135,699.12	100.00
Mid Cap Portfolio	# of Votes	% of Votes
Affirmative	1,152,923,288.32	84.735
Against	83,828,781.15	6.161
Abstain	123,871,577.64	9.104
TOTAL	1,360,623,647.11	100.00
PROPOSAL 6

To amend Balanced Portfolio's, Dynamic Capital Appreciation Portfolio's, Growth & Income Portfolio's, Growth Opportunities Portfolio's, and Mid Cap Portfolio's fundamental investment limitation concerning lending.

Balanced Portfolio	# of Votes	% of Votes
Affirmative	231,215,356.17	87.248
Against	10,505,721.30	3.964
Abstain	23,288,253.35	8.788
TOTAL	265,009,330.82	100.00
Dynamic Capital Appreciation Portfolio	# of Votes	% of Votes
Affirmative	5,812,446.08	86.634
Against	244,720.75	3.648
Abstain	652,009.91	9.718
TOTAL	6,709,176.74	100.00
Growth & Income Portfolio	# of Votes	% of Votes
Affirmative	872,435,667.43	84.941
Against	60,875,055.31	5.926
Abstain	93,801,109.51	9.133
TOTAL	1,027,111,832.25	100.00
Growth Opportunities Portfolio	# of Votes	% of Votes
Affirmative	563,267,599.75	85.716
Against	33,744,917.70	5.135
Abstain	60,123,181.67	9.149
TOTAL	657,135,699.12	100.00
Mid Cap Portfolio	# of Votes	% of Votes
Affirmative	1,174,908,022.06	86.351
Against	76,197,349.43	5.600
Abstain	109,518,275.62	8.049
TOTAL	1,360,623,647.11	100.00
*Denotes trust-wide proposals and voting results.